Exhibit 10.3

PLEDGE AND SECURITY AGREEMENT

This Pledge and Security Agreement (as amended, restated, waived, supplemented and/or otherwise modified from time to time, the “Agreement”), dated as of November 21, 2024, by and among FAT Brands Inc., a Delaware corporation (the “Pledgor”), UMB Bank, N.A., not in its individual capacity but solely, in its capacity as the Trustee under the Indenture (as defined below) (the “Indenture Trustee”) and UMB Bank, N.A. not in its individual capacity but solely as securities intermediary (together with its successors and assigns, the “Securities Intermediary”). Each of the Pledgor, the Indenture Trustee and the Securities Intermediary are referred to herein collectively as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the Pledgor is the direct or indirect owner of FB Resid Holdings I, LLC, a Delaware limited liability company (the “Issuer”);

WHEREAS, the Issuer and the Indenture Trustee have entered into the Indenture;

WHEREAS, the Parties desire to further collateralize the Obligations (as defined in the Indenture) which each of the Pledgor and the Issuer deem to be beneficial to their respective interests as set forth below;

WHEREAS, the Pledgor intends to deposit in the Securities Account shares of Class A common stock, par value $0.0001 per share, of Twin Hospitality Group Inc. (together with any successor entity, “Twin Hospitality”) in the amount specified on Schedule 1 hereto (the “Pledged Shares”);

WHEREAS, the Pledgor desires to grant a security interest in the Securities Account and all property from time to time credited thereto for the benefit of the Indenture Trustee; and

WHEREAS, the Parties desire to set forth the procedures for the distribution of any sale proceeds from the Pledged Shares;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1. Definitions, Rules of Construction. Capitalized terms not otherwise defined herein have the meanings set forth in the Indenture, or, to the extent not defined therein, in the Securities Account Control Agreement.

As used in this Agreement, the following capitalized terms shall have the meanings respectively assigned to them below, which meanings shall be applicable equally to the singular and plural forms of the terms so defined:

“Applicable Percentage” shall mean, (x) with respect to the first Proceeds up to and including $87,500,000, an amount equal to 40% and (y) with respect to any additional Proceeds in excess of $87,500,000, an amount no less than 20% and no more than 40% equal to the quotient of (i) the aggregate principal amount of the then-outstanding Class A-1A Notes and Class A-2A Notes, including any and all accrued and unpaid interest thereon, divided by (ii) the total unencumbered value of all outstanding common stock of Twin Hospitality (or any successor entity) included in the Securities Collateral, assuming for such purposes a per share value equal to the bona fide price in any such sale of Securities Collateral; provided however, that notwithstanding (x) or (y), in the case of any Proceeds from any sale or disposition of the Securities Collateral to parties other than Third Parties or during any applicable Grace Period, the Applicable Percentage shall be 100%.

“Grace Period” means, solely with respect to the first Event of Default to occur after the date of this Agreement (excluding any Event of Default under Section 9.2(a) or Section 9.2(b) of the Indenture which shall not be subject to any such period), the sixty-day period following such Event of Default during which the Issuer may attempt to cure such Event of Default.

“Indenture” means the Base Indenture, dated as of July 10, 2023, by and between the Issuer, the Indenture Trustee and the Securities Intermediary, as amended, restated, modified or otherwise supplemented from time to time including by the Omnibus Amendment, dated on or about the date hereof, between, inter alia, the Issuer and the Indenture Trustee.

“Obligations” has the meaning assigned to such term in the Indenture.

“Pledged Shares” has the meaning set forth in the recitals hereto.

“Proceeds” has the meaning specified in Section 8.

“Qualified Equity Offering” means a public or private offering or issuance by Twin Hospitality of its common equity securities (including securities convertible into or exchangeable for its common equity securities) for cash, excluding (i) any offer, grant or issuance of securities pursuant to a stock option or equity incentive plan approved by the Board of Directors of Twin Hospitality for the benefit of its officers, directors or employees, (ii) any issuance of securities as consideration for the consummation of any merger or acquisition, partnership, joint venture or strategic alliance for primarily non-capital raising purposes, and (iii) the issuance of equity securities upon exercise or conversion of any options, warrants or convertible securities from time to time outstanding.

“Qualified Equity Offering Proceeds” means amounts received from the net proceeds received by Twin Hospitality pursuant to a Qualified Equity Offering.

“Securities Account” has the meaning assigned to such term in the Securities Account Control Agreement.

“Securities Account Control Agreement” means the Securities Account Control Agreement, dated on or about the date hereof, among the Pledgor, Indenture Trustee and the Securities Intermediary.

“Securities Act” has the meaning specified in Section 5(d).

“Securities Collateral” has the meaning specified in Section 2.

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“Third Party” shall mean any person or entity other than Twin Hospitality, Pledgor or any of their respective Affiliates. None of the Initial Purchasers (as defined in the Indenture) or any of their respective Affiliates shall be Third Parties for purposes of this Agreement.

For purposes of this Agreement, unless otherwise specified herein: (1) accounting terms used and not specifically defined therein shall be construed in accordance with GAAP; (2) terms used in Article 8 or Article 9 of the New York UCC, and not specifically defined herein, are used therein as defined in such Article 8 or Article 9, as applicable; (3) the term “including” means “including without limitation,” and other forms of the verb “to include” have correlative meanings; (4) references to any Person include such Person’s permitted successors; (5) in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (6) the words “hereof”, “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (7) the term “or” means “and/or”; (8) the meanings of defined terms are equally applicable to the singular and plural forms of such defined terms; (9) references to “Section”, “Schedule” and “Exhibit” herein are references to Sections, Schedules and Exhibits in or to this Agreement; (10) the various captions (including any table of contents) are provided solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement; (11) references to any statute or regulation refer to that statute or regulation as amended from time to time, and include any successor statute or regulation of similar import; and (12) any reference in this Agreement to this Agreement or any Transaction Document means such document as amended, restated, supplemented or otherwise modified from time to time.

Section 2. Pledge and Grant of Security Interest. Subject in all respect to Section 8 of this Agreement, as security for the payment and performance in full of all of the Obligations in accordance with their terms, Pledgor hereby pledges, assigns, transfers, grants, hypothecates and sets over unto Indenture Trustee a first priority lien and security interest in, and delivers to Indenture Trustee, all of Pledgor’s right, title and interest in, to and under the following personal property, in each case whether now existing or hereafter acquired or created, and whether constituting financial assets, investment property, general intangibles, securities, security entitlements, proceeds or otherwise: (a) all of the Pledged Shares; (b) all certificates, instruments, agreements and contract rights relating to the Pledged Shares; and (c) all proceeds of the Pledged Shares (including all cash, cash equivalents, dividends, distributions, instruments, securities of any successor entity to Twin Hospitality or other securities or property) at any time and from time to time received, receivable, paid or otherwise distributed in respect of or in exchange for any of or all such Pledged Shares, whether in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of membership interests or other equity interests, or otherwise (the items referred to in clauses (a) through (c) being collectively called the “Securities Collateral”). All Pledged Shares included in the Securities Collateral shall be deposited into the Securities Account in accordance with the Securities Account Control Agreement. If and whenever an Event of Default shall have occurred and be continuing and, to the extent the Grace Period is applicable, following such Grace Period, the Indenture Trustee, acting at the direction of the Controlling Class Representative, shall be entitled to exercise all remedies provided under Section 9.3 of the Indenture, this Agreement or applicable law, including, without limitation, selling or disposing of the Pledged Collateral, exercising any and all voting rights with respect to the Pledged Collateral, foreclosing on the Pledged Shares and exercising its rights under the Securities Account Control Agreement.

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Section 3. Termination of Security Interest and Release of Securities Collateral for Payment. This Agreement shall terminate, and all security interests in the Securities Collateral shall automatically terminate and be completely released, when all the Obligations have been fully paid and satisfied and the Indenture has been cancelled or terminated, at which time Securities Intermediary shall reassign and deliver to Pledgor, or to such Person as Pledgor shall designate, against receipt, such of the Securities Collateral (if any) as shall not have been sold or otherwise applied by Securities Intermediary pursuant to the terms hereof and shall still be held by Securities Intermediary under this Agreement. Any such reassignment shall be without recourse to or representation or warranty by Securities Intermediary and at the expense of Pledgor.

Section 4. Delivery and Redelivery of Securities Collateral. Pledgor agrees promptly to deliver, or cause to be delivered, to Securities Intermediary any and all Securities Collateral pursuant to the terms of the Security Account Control Agreement.

Section 5. Representations and Warranties. Pledgor hereby represents, warrants and covenants to and with Securities Intermediary, Indenture Trustee and Controlling Class Representative that:

(a) Pledgor (i) is, and will at all times during the term hereof continue to be, the direct owner, beneficially and of record, of the Securities Collateral, free and clear of all liens (except for the lien and security interest of Securities Intermediary pursuant to this Agreement and except as set forth in the Indenture), (ii) will make no assignment, pledge, hypothecation, transfer or any disposition of, or create any lien or other security interest in, the Securities Collateral, and (iii) will cause any and all Securities Collateral, whether for value paid by Pledgor or otherwise, to be forthwith deposited with Securities Intermediary and pledged and assigned hereunder; provided, however, that, so long as no Event of Default has occurred and is continuing following the Grace Period, if applicable, and subject to Section 8 hereunder, Pledgor shall be entitled to retain all cash dividends and distributions paid or payable with respect to the Pledged Shares, free and clear of the lien and interest of this Agreement; provided further, that Pledgor may sell the Pledged Shares in accordance with Section 5(a) and Section 5(b) of the Securities Account Control Agreement (subject in all respects to the terms and conditions of this Agreement and the Securities Account Control Agreement) but shall not otherwise sell, dividend, distribute or dispose of the Pledged Shares without the prior written consent of the Indenture Trustee (acting at the direction of the Controlling Class Representative);

(b) Pledgor (i) has good and indefeasible title, right and legal authority to enter into this Agreement and to pledge the Securities Collateral in the manner hereby done or contemplated, and (ii) will defend its title or interest thereto or therein against any and all attachments, liens, claims, security interests or other impediments of any nature;

(c) no consent or approval of any governmental authority, any securities exchange, or other Person was or is necessary to the validity of the pledge effected pursuant to this Agreement;

(d) the Pledged Shares were duly authorized and validly issued, and were acquired in a transaction in compliance with and either registered or exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”);

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(e) the pledge effected hereby is effective to vest in Indenture Trustee the rights of Pledgor in the Securities Collateral as set forth herein without any notice to, consent of or filing with any Person or Governmental Authority;

(f) this Agreement creates a valid security interest in favor of Securities Intermediary in the Securities Collateral; the taking of possession by Securities Intermediary of the certificates, if any, representing the Pledged Shares, and all other certificates, documents and instruments relating to the Securities Collateral and the entry into the Securities Account Control Agreement will perfect and establish the first priority of Indenture Trustee’s security interest in all certificated Pledged Shares and such documents, certificates and instruments;

(g) the Parties shall enter into the Securities Account Control Agreement in order to enable Indenture Trustee to perfect and preserve its security interest in the Securities Collateral; upon entry into the Securities Account Control Agreement, the Indenture Trustee shall have a perfected, first priority Lien in the Securities Collateral;

(h) Schedule 1 sets forth all common stock of Twin Hospitality owned by the Pledgor on the date hereof; and

(i) neither Pledgor, nor Twin Hospitality, nor any of their respective Affiliates or Subsidiaries (i) is, directly or indirectly, engaged in discussions with any potential purchaser in respect of a sale of all or substantially all of the assets or capital stock of Twin Hospitality, (ii) has provided any information to any potential purchaser of Twin Hospitality, or (iii) has sent or received any letter of intent, indicative terms, commitment, exclusivity agreement or any other document in response to any person or entity in connection with the potential purchase of all or substantially all the assets or capital stock of Twin Hospitality.

All representations, warranties and covenants of Pledgor contained in this Agreement shall survive the execution, delivery and performance of this Agreement until the termination of this Agreement in accordance with its terms and provisions.

Section 6. Additional Covenants.

(a) Additional Securities, Rights, Grants or Issuances. Except as provided to the contrary in the Indenture or this Agreement including Section 7, if Pledgor shall receive any: (i) equity interests representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of membership interests or other equity interests on account of the Securities Collateral; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Securities Collateral or otherwise; (iii) dividends or distributions payable in membership interests or other equity interests of Twin Hospitality Group Inc.; or (iv) distributions of membership interests or other equity interests in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus of Twin Hospitality Group Inc., then Pledgor shall receive such certificate, instrument, option, right or distribution in trust for the benefit of Indenture Trustee, shall segregate it from Pledgor’s other property and shall deliver it forthwith to Securities Intermediary in the exact form received accompanied by duly executed instruments of transfer or assignment in blank, in the form requested by Securities Intermediary or Indenture Trustee, to be held by Securities Intermediary as Securities Collateral and as further collateral security for the Obligations. Pledgor shall not perform or cause to be performed any acts or omissions that would effect any change, amendment, impairment, substitution, or any of the events, transactions or circumstances in clauses (i) through (iv) above.

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(b) Sales on Market Terms. Each sale of the Securities Collateral by the Pledgor shall be for a bona fide business purpose (as determined by Pledgor acting reasonably and in good faith) and, for the avoidance of doubt, not for the primary purpose of releasing such Securities Collateral from the Lien created under this Agreement.

(c) Books and Records. Pledgor agrees to mark its books and records (and to cause Twin Hospitality Group Inc. to mark its books and records) to reflect the security interest of Securities Intermediary in the Securities Collateral.

(d) Liens and Margin Loans. The Pledgor shall not create, incur, assume or permit to exist any Lien upon the Securities Collateral (including any such Lien that is subordinate to the rights of the Securities Intermediary hereunder), other than (i) Liens in favor of the Indenture Trustee and (ii) other Liens consented to by the Controlling Class Representative.

(e) Grace Period. Without the prior written consent of the Controlling Class Representative, during the Grace Period, the Pledgor shall not sell or otherwise dispose of any Securities Collateral or permit any dividends, distributions or issuance of any rights, warrants or other consideration with respect to the Pledged Shares.

Section 7. Voting Rights.

(a) Unless and until an Event of Default shall have occurred and be continuing and following the Grace Period, if applicable, only Pledgor shall be entitled to give instructions to Securities Intermediary with respect to the voting or giving of written consents with respect to any of the Pledged Shares. So long as no Event of Default shall have occurred and be continuing and following the Grace Period, if applicable, the Securities Intermediary shall not have any right or obligation to vote or give any written consent with respect to any of the Pledged Shares in the absence of an express written instruction from Pledgor.

(b) Upon the occurrence and during the continuance of an Event of Default and following the Grace Period, if applicable, all rights of Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 7(a) shall cease, and all such rights shall thereupon become vested in the Indenture Trustee, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers. After all Events of Default have been cured or waived, Pledgor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Pledgor would otherwise be entitled to exercise pursuant to the terms of Section 7(a).

(c) So long as no Event of Default has occurred and is continuing (and during any applicable Grace Period) and subject to Section 8, Pledgor shall be entitled to retain all cash dividends and distributions paid or payable with respect to the Pledged Shares, free and clear of the lien and interest of this Agreement.

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Section 8. Application of Proceeds.

(a) Subject to Section 8(b), the proceeds of any sale or other disposal of the Securities Collateral, any dividend, distribution, rights, warrants or other consideration with respect to any Securities Collateral and any proceeds of any loan or extension of credit secured by the Securities Collateral (the “Proceeds”) shall be applied by Securities Intermediary in the following manner: (A) the Applicable Percentage of such Proceeds shall be applied by the Indenture Trustee pursuant to the Quarterly Noteholders’ Report delivered under Section 4.1(c) of the Base Indenture to purchase the Class A-2A Notes at a purchase price of par plus any and all interest paid in kind and accrued and unpaid interest as of the date of such purchase, until the aggregate principal amount of such Class A-2A Notes is reduced to zero and then to purchase the Class A-1A Notes at a purchase price of par plus any and all interest paid in kind and accrued and unpaid interest as of the date of such purchase until the aggregate principal amount of such Class A-1A Notes is reduced to zero and (B) any remaining Proceeds shall be paid to an account designated by the Pledgor. Upon the occurrence of the foregoing, the Pledgor agrees to cause the Issuer to provide to the Indenture Trustee the notice required pursuant to Section 3.5(f) of the Series 2023-1 Supplement to the Base Indenture, dated as of July 10, 2023 (the “Series 2023-1 Supplement”), between the Issuer and the Indenture Trustee.

(b) If at any time Twin Hospitality has not raised at least $25,000,000 in Qualified Equity Proceeds, and Twin Hospitality is sold, then so long as either (1) Twin Hospitality I, LLC has repaid its debt in full or (2) Twin Hospitality I, LLC’s noteholders have otherwise waived payment and approved such sale in writing, 50% of the Proceeds shall be applied by the Indenture Trustee (A) pursuant to the Quarterly Noteholders’ Report delivered under Section 4.1(c) of the Base Indenture to purchase the Class A-2A Notes at a purchase price of par plus any and all interest paid in kind and accrued and unpaid interest as of the date of such purchase, until the aggregate principal amount of such Class A-2A Notes is reduced to zero and then to purchase the Class A-1A Notes at a purchase price of par plus any and all interest paid in kind and accrued and unpaid interest as of the date of such purchase until the aggregate principal amount of such Class A-1A Notes is reduced to zero and (B) any remaining Proceeds shall be paid to an account designated by the Pledgor. Upon the occurrence of the foregoing, the Pledgor agrees to cause the Issuer to provide to the Indenture Trustee the notice required pursuant to Section 3.5(f) of the Series 2023-1 Supplement.

(c) If Pledgor, any of Pledgor’s Affiliates or Indenture Trustee receives any Proceeds in violation of this Section 8, such Person shall promptly transfer such Proceeds to the Indenture Trustee for application in accordance with this Section 8.

(d) All security interests in any Securities Collateral sold in accordance with this Agreement shall automatically terminate and be completely released upon the consummation of the sale of such Securities Collateral and application of the Proceeds of such sale in accordance with the foregoing clauses (a) or (b) in accordance with the terms of the Indenture and, if applicable, this Agreement.

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Section 9. Duty of Care.

(a) Securities Intermediary’s Duty of Care. Other than the exercise of reasonable care to ensure the safe custody of the Securities Collateral while being held by Securities Intermediary hereunder, Securities Intermediary shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that Pledgor shall be responsible for preservation of all rights in the Securities Collateral, and Securities Intermediary shall be relieved of all responsibility for the Securities Collateral upon surrendering it or tendering the surrender of it to Pledgor. Securities Intermediary shall be deemed to have exercised reasonable care in the custody and preservation of the Securities Collateral in its possession if such Securities Collateral is accorded treatment substantially equal to that which Securities Intermediary accords its own property, it being understood that Securities Intermediary shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any of the Securities Collateral, whether or not Securities Intermediary has or is deemed to have knowledge of such matters, or (ii) taking any steps or refraining therefrom to preserve rights against any other parties with respect to any of the Securities Collateral.

Section 10. Successors; Assignment. The terms of this Agreement shall be binding upon the Parties, and shall inure to the benefit of, the Parties and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. Each Party may assign its rights hereunder only with the express written consent of each other Party.

Section 11. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by email or other electronic means and electronic confirmation of error free receipt is received, or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the Party at the address set forth below (provided, however, that notwithstanding the foregoing, in no event shall any notice, request or other communication to the Securities Intermediary be deemed to be received by it unless and until actually received by it). Any Party may change its address or email address for notices by provided notice of such change to all other Parties in the manner set forth in this Section 11.

Pledgor:	FAT Brands Inc.
9720 Wilshire Blvd., Suite 500
Beverly Hills, CA 90212
Attention: Chief Executive Officer
Email:

Indenture Trustee:	UMB Bank, N.A.
100 William Street, Suite 1850 New York, NY 10038
Attention: Michele Voon

Securities Intermediary:	UMB Bank, N.A.
100 William Street, Suite 1850 New York, NY 10038
Attention: Michele Voon
Email:

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Section 12. Termination; Resignation of the Securities Intermediary. The obligations of the Securities Intermediary to the Indenture Trustee and the Pledgor pursuant to this Agreement shall continue in effect until the security interests of the Indenture Trustee in the Securities Account have been terminated pursuant to the terms of this Agreement and the Pledgor (with the consent of Indenture Trustee at the direction of the Controlling Class Representative) has notified the Securities Intermediary of such termination in writing. The Pledgor (with the consent of Indenture Trustee at the direction of the Controlling Class Representative) agrees to provide such notice of termination to the Securities Intermediary upon the request of the Pledgor on or after the termination of the Indenture Trustee’s security interest in the Securities Account pursuant to the terms of this Agreement. The Securities Intermediary and any successor thereto may at any time resign by giving sixty (60) days’ written notice by registered, certified or express mail to the Indenture Trustee and the Pledgor; provided that such resignation shall take effect only upon the effective date of the appointment of a successor Securities Intermediary acceptable to the Indenture Trustee and the Pledgor, as evidenced by their written consent and the acceptance in writing by such successor Securities Intermediary of such appointment and of its obligation to perform its duties hereunder in accordance with the provisions hereof. Subject to the preceding sentence, if on the sixtieth (60th) day after written notice of resignation is delivered by a resigning party as described above, no successor party or temporary successor Securities Intermediary has been appointed in accordance herewith, the resigning party may petition a court of competent jurisdiction in the State of New York for the appointment of a successor in accordance with Section 17.

Section 13. Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby makes the following representations, warranties and covenants:

(a) This Agreement is the legal, valid and binding obligation of the Securities Intermediary, subject to (i) the effect of bankruptcy, insolvency or similar laws and (ii) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(b) The Securities Intermediary is duly organized and validly existing under the laws of the jurisdiction of its organization and, if relevant under such laws, in good standing.

(c) The Securities Intermediary has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance; and this Agreement has been, and each other document will be, duly executed and delivered by it.

(d) The execution and delivery of this Agreement and the performance by the Securities Intermediary of the terms of this Agreement do not conflict with or result in a violation of (i) any United States federal or State of New York regulation or law governing the banking trust powers of the Securities Intermediary or (ii) the organizational documents of the Securities Intermediary.

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(e) No consent, approval, authorization or other action by or filing with any United States federal or New York State agency or other governmental body under any United States federal or New York State regulation or law, having jurisdiction over the banking or trust powers of the Securities Intermediary, is required in connection with the execution and delivery by the Securities Intermediary of this Agreement to which it is a party, or performance of the Securities Intermediary’s obligations under this Agreement.

(f) The Securities Intermediary is and shall at all times be a “qualified custodian” as defined under Section 17 of the Investment Company Act of 1940, as amended.

(g) The Securities Intermediary will comply at all times with the duties of a “Securities Intermediary” under Article 8 of the UCC.

Section 14. Rights and Immunities; Indemnification, Fees and Expenses.

(a) The Pledgor hereby agrees that the Indenture Trustee and the Securities Intermediary is released from any and all liabilities to the Pledgor arising from the terms of this Agreement and the compliance of the Securities Intermediary with the terms hereof, except to the extent that such liabilities arise from the Indenture Trustee’s or Securities Intermediary’s willful misconduct or gross negligence, in each case, as determined by a court of competent jurisdiction in a final non-appealable order. Without limitation to the Indenture Trustee’s or Securities Intermediary’s rights, protections, immunities and indemnities under this Agreement, each of the Indenture Trustee and the Securities Intermediary shall be entitled to the rights, protections, immunities and indemnities afforded to the Indenture Trustee and the Securities Intermediary under the Indenture.

(b) The Pledgor acknowledges and agrees that the Securities Intermediary and the Indenture Trustee shall be entitled to all applicable fees, indemnities and reimbursements of costs and expenses set forth in this Agreement in connection with the execution, delivery and performance of this Agreement and the exercise of their respective rights and remedies hereunder. UMB Bank, N.A., is entitled to be paid and reimbursed pursuant to Section 8(a) of the Securities Account Control Agreement.

(c) This Section 14 shall survive the termination of this Agreement for any reason whatsoever.

Section 15. Counterparts. This Agreement may be executed in any number of counterparts (including by e-mail), all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

Section 16. Certain Rights of Securities Intermediary.

(a) This Agreement shall not subject the Securities Intermediary to any duty, obligation or liability except as is expressly set forth herein and the Securities Intermediary shall satisfy those duties expressly set forth in this Agreement so long as it acts without, gross negligence or willful misconduct. In particular (without implied limitation), the Securities Intermediary need not investigate whether any Party is entitled under this Agreement, or otherwise, to give any Entitlement Order or any other directions, instructions or other orders in any instance. Without limiting the generality of the foregoing, the Securities Intermediary shall not be subject to any fiduciary or other implied duties and the Securities Intermediary shall not have any duty to take any discretionary action or exercise any discretionary powers.

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(b) The Securities Intermediary may rely upon the contents of any notice, consent, instruction or other communication or document that the Securities Intermediary believes in good faith to be genuine and from the proper person or entity, without any further duty of inquiry or independent investigation on its part. The Securities Intermediary shall have no duty to inquire into the authority of the person giving any such notice or instruction.

(c) Except with respect to the existence of the security interest granted by the Pledgor in the Securities Account in favor of the Indenture Trustee for the benefit of the Secured Parties, the Securities Intermediary shall not be deemed to have any knowledge (imputed or otherwise) of any of the terms or conditions of this Agreement or any other document referred to herein or relating to any financing arrangement between the Pledgor and the Indenture Trustee, or of any breach thereof. The Securities Intermediary has no obligation to inform any person of any breach or to take any action in connection with any of the foregoing, except such actions regarding the Securities Account as are specified in this Agreement. The Securities Intermediary is not responsible for the enforceability or validity of any security interest, whether with respect to the Securities Account or otherwise, or whether pursuant to the Securities Account Control Agreement, this Agreement or otherwise, and is not responsible for the sufficiency of this Agreement for any purpose (including without limitation its sufficiency to create or perfect any security interest; provided however that the foregoing shall not be construed to release the Securities Intermediary from performing its enumerated duties set forth in this Agreement).

Section 17. Governing Law and Jurisdiction.

(a) This Agreement and the Securities Account shall be governed by the law of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC) and the Securities Account (as well as the security entitlements related thereto) shall be governed by the law of the State of New York. To the extent that the Securities Account (into which cash is credited as set forth herein) is re-characterized as a “deposit account” (within the meaning of Section 9-102(a)(29) of the UCC), New York shall be deemed to be the “bank’s jurisdiction” (within the meaning of Section 9-304(b) of the UCC). The Parties covenant that no amendment with respect to the Securities Account shall be entered into that would have the effect of changing the parties’ choice of law set forth in the previous sentence without the prior written consent of each Party. In case any provision in this Agreement shall be invalid, illegal, or unenforceable as determined by a court of competent jurisdiction in a final non-appealable order, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(b) With respect to any suit, action or proceedings relating to this Agreement or any matter between the parties arising under or in connection with this Agreement (“Proceedings”), each Party irrevocably: (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection that it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such Party. Nothing in this Agreement precludes any Party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction. Regardless of any provision, in any other agreement, for purposes of the UCC, with respect to the Securities Account, the State of New York shall be deemed to be the security intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC).

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(c) Each Party agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the applicable Party at its address specified in Section 11 of this Agreement, and the Parties irrevocably consent to service of process given in the manner provided for notices in Section 11. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by law.

(d) EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING.

(e) Anything in this Agreement notwithstanding, in no event shall the Securities Intermediary be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Securities Intermediary has been advised of such loss or damage and regardless of the form of action.

Section 18. Cooperation

(a) If an Event of Default shall have occurred and be continuing, Pledgor shall, and, if applicable, shall cause each of its Subsidiaries to, take any action which Indenture Trustee may reasonably request in the exercise of its rights and remedies under this Agreement in order to transfer or assign the Securities Collateral to Indenture Trustee or allow the Indenture Trustee to exercise voting rights with respect to the Pledged Shares without breach of any applicable laws.

(b) Without limiting the obligations of Pledgor hereunder in any respect, Pledgor further agrees that if an Event of Default shall have occurred and be continuing and it or any of its Subsidiaries should fail or refuse for any reason whatsoever including any refusal to execute and file any completed application necessary or appropriate to obtain any governmental authorization necessary or appropriate for the exercise of any right of Indenture Trustee hereunder, Pledgor agrees that such application may be executed and filed on Pledgor’s behalf by the clerk of any court of competent jurisdiction without notice to the Pledgor pursuant to court order.

Section 19. Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT ACT of the United States (“Applicable Law”), the Securities Intermediary is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Securities Intermediary. Accordingly, each of the parties agrees to provide to the Securities Intermediary upon reasonable request from time to time such identifying information and documentation as may be reasonably available for such party in order to enable the Securities Intermediary to comply with Applicable Law.

Section 20. Indenture Trustee Appointed Attorney in Fact. Pledgor hereby appoints the Indenture Trustee the true and lawful attorney-in-fact of Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Indenture Trustee may deem necessary or advisable to accomplish the purposes hereof which appointment is irrevocable and coupled with an interest; such appointment shall not terminate until the payment in full in cash of all Obligations and the termination of the Indenture. Without limiting the foregoing, the Pledgor hereby authorizes the Indenture Trustee (i) to prepare and file financing statements provided for by the UCC without notice to the Pledgor and with all appropriate jurisdictions, and to take such other action as may be required, in Indenture Trustee’s sole judgment (in each case acting at the direction of the Controlling Class Representative), in order to perfect and to continue the perfection of Indenture Trustee’s Lien on the Securities Collateral and (ii) if an Event of Default has occurred and is continuing and following any applicable Grace Period, to exercise all voting and other consensual rights with respect to the Pledged Collateral.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Pledge and Security Agreement to be duly executed as of the date first above written.

FAT BRANDS INC., as Pledgor

By:	/s/ Robert G. Rosen
Name:	Robert G. Rosen
Title:	Co-Chief Executive Officer

UMB BANK, N.A., as Indenture Trustee

By:	/s/ Michele Voon
Name:	Michele Voon
Title:	Senior Vice President

UMB BANK, N.A., as Securities Intermediary

By:	/s/ Michele Voon
Name:	Michele Voon
Title:	Senior Vice President

[Signature page to Pledge and Security Agreement]

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SCHEDULE 1

PLEDGED SHARES

“Pledged Shares” means the shares of Class A Common Stock, par value $0.0001 per share, of Twin Hospitality Group Inc. (or any successor to such entity) that are owned by Pledgor and not distributed to its shareholders at the time of the Twin Peaks Listing Event.